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                        Consent of Nominee for Director


Ciao Limited, Inc.
700 Walnut Street, Suite 300
Cincinnati, Ohio 45202

Attention: Mr. Carl A. Bruggemeier

Dear Carl:

        I hereby consent to being named as a nominee for director of Ciao Limited, Inc. (the "Company") in a Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission for the registration of shares of the Company's Common Stock, and I further consent to all references to me in the Registration Statement and the Prospectus that is a part thereof.

        Signed this 24th day of September, 1996.

                                        /s/ Russell C. Wiles
                                        ---------------------
                                        Russell C. Wiles